Exhibit 10.4

AMENDMENT NO. 3
TO THE
CHICAGO BRIDGE & IRON SAVINGS PLAN

Chicago Bridge & Iron Company (the "Company") maintains the Chicago Bridge & Iron Savings Plan (the " Plan") for the benefit of certain of its eligible employees. The Plan has been amended from time to time and most recently was restated effective January 1, 2016.

On the Closing Date (as defined in a Purchase Agreement by and among Chicago Bridge & Iron Company N.V., The Shaw Group Inc., CBI Peruana SAC, Horton CBI, Limited and CSVC Acquisition Corp. dated February 27, 2017), CSVC Acquisition Corp. shall purchase all of the outstanding stock of the entities identified in the Purchase Agreement as the “Capital Services Group”. The Company now desires to amend the Plan effective as of the day prior to the Closing Date to:

1.    exclude from the definition of Eligible Employee each participant who, as a result of the acquisition, is terminated from the Capital Services Group on the Closing Date; and

2.    provide for full vesting of the Plan accounts of each participant who, as a result of the acquisition, is terminated from the Capital Services Group on the Closing Date.

THEREORE, effective as of the day preceding the Closing Date, the Plan shall be amended as follows:

A.    Section 2.19 of the Plan is amended by adding the following subsection (i):

(i)    Effective as of the day prior to the Closing Date (as defined in a Purchase Agreement by and among Chicago Bridge & Iron Company N.V., The Shaw Group Inc., CBI Peruana SAC, Horton CBI, Limited and CSVC Acquisition Corp. dated February 27, 2017) (the “Purchase Agreement”), each Participant who:

(i)    is identified as an employee of the Capital Services Group (as defined in the Purchase Agreement); and

(ii)    as a result of the acquisition, terminates employment with the Capital Services Group on the Closing Date.

B.    Section 4.10 of the Plan is amended by adding the following provision:

Effective as of the day prior to the Closing Date (as defined in the Purchase Agreement described in Section 2.19), the Accounts of each Participant who:

(a)    is identified as an employee of the Capital Services Group (as defined in the Purchase Agreement); and

(b)    as a result of the acquisition, terminates employment with the Capital Services Group on the Closing Date;

shall be fully vested and nonforfeitable.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed this 30th day of June, 2017.

CHICAGO BRIDGE & IRON COMPANY:

Signature: /s/ Michael S. Taff

Print Name: Michael S. Taff

Title/Position: EVP and CFO

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